Exhibit 10.4

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

Pegasus Digital Mobility Acquisition Corp.

AND

PEGASUS TOPCO B.V.,

AND

ANETTE SCHMID

AND

CHRISTIAN SCHMID

EARNOUT AGREEMENT

EARNOUT AGREEMENT

THIS EARNOUT AGREEMENT, effective as of January 29, 2024 (this “Agreement”), is entered into by and among Pegasus TopCo B.V., a Dutch private limited liability company, (“TopCo”) to be converted into a public limited liability company and renamed Schmid Group N.V. promptly following the share exchange contemplated by the Business Combination Agreement (as defined below), Christian Schmid and Anette Schmid (together the "Holders" individually each a “Holder”) and Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (“Pegasus”, together with TopCo and the Holders, the “Parties” and each a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Business Combination Agreement, dated as of May 31, 2023 as amended by the first amendment to the Business Combination Agreement dated September 26, 2023 and the second amendment to the Business Combination Agreement dated January 29, 2024 (together, the "Business Combination Agreement").

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Holders shall be issued up to 5,000,000 new ordinary shares of TopCo (the “Earnout Shares”) subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

1.	Issuance of the Earnout Shares.

(a) At the Closing, as part of the Transaction, TopCo shall issue to the Holders the Earnout Shares.

(b) The Earnout Shares shall be issued at par and the aggregate nominal value of the Earnout Shares shall be charged against TopCo’s reserves.

(c) Upon their issuance, the Earnout Shares will be subject to the restrictions set forth in Section 2 until the earlier of (a) their vesting in accordance with Section 2 at which time they will automatically become unrestricted shares, and (b) the completion of the transfer of Unvested Shares (as defined below) in connection with their forfeiture in accordance with Section 2.

2.	Vesting of Earnout Shares.

(a) The Earnout Shares shall vest as follows:

(i)	50% (2,500,000) of the Earnout Shares shall vest upon the occurrence of the Share Price (as defined below) being greater than $15.00 for a period of more than twenty (20) days out of thirty (30) consecutive trading days after the Closing Date (as defined in the Business Combination Agreement) but within three (3) years after the Closing Date, whereas 25% (1,250,000) of the Earnout Shares shall vest to the benefit of Christian Schmid and 25% (1,250,000) of the Earnout Shares shall vest to the benefit of Anette Schmid, (the “First Trigger Event”);

(ii)	an additional 50% of the Earnout Shares shall vest upon the occurrence of the Share Price being greater than $18.00 for a period of more than twenty (20) days out of thirty (30) consecutive trading days after the Closing Date but within three (3) years after the Closing Date, whereas 25% (1,250,000) of the Earnout Shares shall vest to the benefit of Christian Schmid and 25% (1,250,000) of the Earnout Shares shall vest to the benefit of Anette Schmid, (the “Second Trigger Event” and collectively with the First Trigger Event the “Trigger Events”).

(b) In the event that, within three (3) years after the Closing Date, there occurs any transaction resulting in a Change of Control in which the ordinary shares of TopCo are valued at or above the price thresholds specified in clause (a) of this Section 2, the Earnout Shares subject to the applicable price thresholds achieved or exceeded in connection with such Change of Control shall immediately vest and the Holders shall receive the same per share consideration (whether stock, cash or other property) in respect of such Earnout Shares as the other holders of ordinary shares of TopCo participating in such Change of Control.

As used in this Section: (A) “Share Price” shall mean the price per ordinary share of TopCo on the New York Stock Exchange (the “NYSE”) (or any other securities market that the ordinary shares of TopCo are traded or listed on at such time) (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by TopCo and the Holders) as of 4:00 p.m., New York, New York time on the relevant date; and (B) “Change of Control” means any transaction or series of transactions (1) following which a Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of Persons (other than TopCo or any of its Subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in TopCo or any of its Subsidiaries, (2) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (x) the members of the Board of Directors of TopCo immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the Board of Directors of the company surviving the combination or, if the surviving corporation is a Subsidiary, the ultimate parent thereof or (y) the voting securities of TopCo or any of its Subsidiaries immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person resulting from such combination or, if the surviving corporation is a Subsidiary, the ultimate parent thereof, or (3) the result of which is a sale of all or substantially all of the assets of TopCo (as appearing in its most recent balance sheet) to any Person.

3.	Restrictions on Earnout Shares.

(a) Any Earnout Shares that have not vested in accordance with this Agreement (“Unvested Shares”) shall be subject to the following restrictions:

(i)	the Holders shall not vote, or cause to be voted, any Unvested Shares at any general meeting of TopCo or any meeting of shareholders of a specific class of TopCo (a “Shareholder Meeting”);

(ii)	the Holders shall not exercise, or cause to be exercised, any meeting rights attached to Unvested Shares and shall not register, or cause to be registered, any Unvested Shares to be represented at any Shareholder Meeting;

(iii)	if any resolution proposed to a Shareholder Meeting is subject to a quorum, or if a qualified majority becomes applicable to any such resolution if a quorum is not represented, then (and only then) shall the Holders be allowed to exercise the meeting rights attached to its Unvested Shares and register its Unvested Shares for such Shareholder Meeting, provided always that the Holders abstain from voting any Unvested Shares;

(iv)	the Holders shall not be entitled to receive any distribution that is declared or made payable on any Unvested Shares, including dividends, distributions from reserves, distributions from capital reductions or liquidation proceeds, whether in cash, in the form of assets or in the form of TopCo securities (a “Distribution”); and

(v)	the Holders shall not exercise, or cause to be exercised, any other rights or entitlements arising from or attached to any Unvested Shares, including the rights under Sections 2:110, 2:111 and 2:114a of the Dutch Civil Code.

(b) The Holders irrevocably waive any right and entitlement arising from or attached to any Unvested Shares to the maximum extent permitted by applicable law.

(c) Without prejudice to the foregoing provisions of this Section, to the extent either Holder receives any proceeds from any Distribution on any Unvested Shares, the Holder shall promptly return such proceeds to the Company.

4.	Transfer of Earnout Shares and Forfeiture.

(a) The Holders shall not Transfer any Unvested Shares.

5.	Forfeiture of Earnout Shares.

On the third (3rd) anniversary of the Closing Date, all Unvested Shares shall be cancelled or forfeited and shall promptly be transferred to TopCo for no consideration; provided that, to the extent such transfer is not permitted under applicable law at that time, such transfer shall take place as soon as it is permitted under applicable law. The Holders each hereby irrevocably agrees to cooperate with such cancellation, forfeiture or transfer against no consideration.

6.	Termination.

This Agreement shall terminate on the earlier of (a) the termination of the Business Combination Agreement, (b) the date on which the Parties hereto mutually agree in writing to terminate this Agreement and (c) three years after the Closing Date.

7.	Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a Party (whether by operation of law, merger or otherwise) without the prior written consent of each other Party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Any purported assignment in violation of this Section shall be void.

8.	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(b) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the U.S. District Court for the Southern District of New York (or, to the extent such court does not have subject matter jurisdiction, any state court located in The City and County of New York ), and each of the Parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court and (d) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section.

(c) THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.	Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Party as follows:

(i)	if to TopCo, to:

Robert-Bosch-Str. 32-36,
72250
Freudenstadt, Germany

Attn: Christian Schmid / Anette Schmid
Email: Schmid.Ch@schmid-group.com, Schmid.An@schmid-group.com

(ii)	if to Christian Schmid or Anette Schmid:

Robert-Bosch-Str. 32-36,
72250
Freudenstadt, Germany
Attn: Christian Schmid / Anette Schmid
Email: Schmid.Ch@schmid-group.com, Schmid.An@schmid-group.com with a copy (which shall not constitute notice) to:

Gleiss Lutz Hootz Hirsch PartmbB Rechtsanwälte, Steuerberater
Taunusanlage 11
60329 Frankfurt am Main
Germany
Attn: Stephan Aubel, Alexander Gebhardt

Email: stephan.aubel@gleisslutz.com, alexander.gebhardt@gleisslutz.com

(iii)	if to Pegasus, to:

71 Fort Street
PO Box 500, George Town
Grand Cayman KY1-1106
Cayman Islands

Attn: Jeremey F. Mistry

Email: jmistry@pegasusdm.com

with a copy (which shall not constitute notice) to:

Clifford Chance PmbB
Junghofstraße 14
60311 Frankfurt am Main
Germany
Attn: George Hacket, Axel Wittmann

Email: George.Hacket@CliffordChance.com,

Axel.Wittmann@CliffordChance.com

10.	Captions.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

11.	Entire Agreement.

This Agreement constitutes the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement.

12.	Severability.

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.	Amendment and Waivers.

This Agreement may be amended or modified only by a written agreement executed and delivered by the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section shall be void, ab initio.

14.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry

Name:

Title:

[Signature Page of the Earnout Agreement]

PEGASUS TOPCO B.V.

By:	/s/ Stefan Berger

Name:

Title:

[Signature Page of the Earnout Agreement]

ANETTE SCHMID

By:	/s/ Anette Schmid

Name:

Title:

CHRISTIAN SCHMID

By:	/s/ Christian Schmid

Name:

Title:

[Signature Page of the Earnout Agreement]